EXHIBIT 10.29

--------------------------------------------------------------------------------

                     DATED THIS 8th DAY OF SEPTEMBER, 2006

--------------------------------------------------------------------------------





                                     BETWEEN




                          YONG CHOY LIN @ YONG CHAI LIN


                                       AND



                            ENGlobal Engineering, Inc





          *************************************************************

                       OPTION TO PURCHASE SHARE AGREEMENT

         **************************************************************

This Option To Purchase Share Agreement

     is made on                           between the following parties:

     1.   Yong Choy Lin @ Yong Chai Lin
          NRIC No. 460330-04-5154
          of 10, Jalan USJ 14/1J, 47630 Subang Jaya, Selangor Darul Ehsan. (Vendor)

     2.   Englobal Engineering Inc.
          (Company No: 0106962700)
          Texas, USA chartered
          (Purchaser)

Recitals:

     A. SchmArt Technologies Sdn Bhd (Company No.655264-W) (Company) is a company incorporated in Malaysia under the Companies Act 1965, the corporate particulars of which are set out in Schedule 1.

     B. The Vendor is the registered and beneficial owner of 210,000 ordinary shares of RM 1.00 each in the Company, representing 100% of the entire issued and paid-up share capital of the Company (Sale Shares). Among the 210,000 ordinary shares, 63,000 of the ordinary shares are registered in the name of the Vendor, 126,000 of the ordinary shares were registered in the name of the shareholder named Mohamed Ghazali Bin Ismail (NRIC No.490302-11-5041) who holds the said 126,000 of the ordinary shares on trust for the Vendor and 21,000 of the ordinary shares were registered in the name of the shareholder named Edwin Pang Loo Chee (NRIC No.660224-04-5173) who holds the said 21,000 of the ordinary shares on trust for the Vendor (both, Other Shareholders).

     C. The Vendor has agreed to grant/sell and the Purchaser has agreed to purchase the option, to purchase the Sale Shares (Option To Purchase) on the terms and subject to the conditions set out in this option to purchase share agreement.


1    GRANT/SALE AND PURCHASE OF OPTION
     ---------------------------------

     1.1  Grant/sale

          The Vendor grants/sells to Purchaser and the Purchaser agrees to purchase the Option to Purchase from the Vendor on the terms and subject to the conditions set out in this option to purchase share agreement.

     1.2  Basis of sale

          The Option to Purchase is granted/ sold -

          (a) On the basis that the Purchaser can exercise this Option to Purchase, for all or any lesser portion of the Sale Shares as Purchaser shall determine in its sole discretion, at any time up to ninety (90) days immediately after the 3rd year from the date of this option to purchase share agreement, or such extended period as may be agreed between the parties (Option Period) for the payment to the Vendor of additional price of USD$1.00 (Share Consideration) and the Purchaser shall, subject to the Purchaser obtaining the approval from and conditions to be imposed by the Malaysia Foreign Investment Committee for such acquisition of the Vendor's shares, become the registered and/or beneficial owner of the Sale Shares;

          (b) In the event that the Purchaser exercises this Option to Purchase after paying the additional price of $1.00, both Vendor and Purchaser further agree to execute Share Sales Agreement to effect and complete the sales of the said Sale Shares.

          (c) On the basis that the Purchaser and Company will enter into a Management Agreement on an even date herewith;

          (d) On the basis that the Vendor is to procure that the Company and SchmArt Engineering, Inc. will enter into a licensing agreement for use of the relief ++ system and software for all work in Malaysia;

          (e) On the basis that the Vendor will be retained as a paid Director of the Company for a minimum of three (3) years from the date of this option to purchase share agreement regardless of whether the Purchaser exercises the Option to Purchase or not; and

          (f) On the basis of the Warranties given by the Vendor as referred to in clause 4.1.

     1.3  Waiver of pre-emption rights

          (a) The Vendor [and each of the Other Shareholders] waives all rights of pre-emption, rights of first refusal or options over any of the Sale Shares conferred by the Articles of Association of the Company or in any other way.

          (b) The Vendor must procure and undertakes and warrants to the Purchaser that the Other Shareholders waive all rights of pre-emption, rights of first refusal or options over any of the Sale Shares conferred by the Articles of Association of the Company or in any other way.

2    CONSIDERATION AND ADVANCE
     -------------------------

     2.1  Amount

          The consideration for the Option to Purchase is USD$150,000.00 (Option Consideration).

     2.2  Satisfaction

          The Option Consideration will be paid in the following manner:

          (a) A sum of USD$50,000.00 non-refundable deposit has been paid by the Purchaser to the Vendor upon the execution of this option to purchase share agreement.

          (b) The balance of the Option Consideration will be paid by the Purchaser in the following manner :

               (1) USD$25,000.00 will be paid to the Vendor on 15th day of September 2006;

               (2) USD$25,000.00 will be paid to the Vendor on 15th day of October 2006;

               (3) USD$25,000.00 will be paid to the Vendor on 15th day of November 2006; and

               (4) USD$25,000.00 will be paid to the Vendor on 15th day of December 2006.

     2.3 The Option Consideration is non-refundable in the event that the Purchaser decides not to exercise the Option to Purchase.

3    OPTION EXERCISE AND COMPLETION
     ------------------------------

     3.1  Time for Exercise

          The Option to Purchase may be exercised at any time during the Option Period.

     3.2  Effect of Exercise and Completion

          Except to the extent already performed, all the provisions of this option to purchase share agreement will, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding completion of the purchase and transfer of the Sale Shares (Completion).



4    WARRANTIES
     ----------

     4.1  Warranties

          The Vendor warrants to the Purchaser that during the Option Period -

          (a) the warranties given by the Vendor as set out in Schedule 2 (Warranties) are as at the date of this option to purchase share agreement and will immediately before Completion in respect of the facts then existing be, true and accurate in all respects;

          (b) the contents of any disclosure in writing, and of all accompanying documents, are true and accurate in all respects and fully, clearly and accurately disclose every matter to which they relate;

          (c) the Vendor will not permit the Company to introduce any new management for which negotiations for hire were not previously underway, or to adjust or introduce new operating or accounting methods without the written approval of Purchaser;

          (d) the Vendor will not permit the Company to sell, transfer, lease, or encumber any material asset (if any);

          (e) the Vendor will not permit the Company to make any expenditures outside the ordinary course of business, to declare or pay any dividends, to redeem any stock, to prepay any debt, to enter into non-standard agreements with its officers, directors or shareholders, to increase unreasonably the compensation to be paid to employees, to substantially modify any existing personnel or employee benefit policy or program or to create or modify any bonus plan, except as previously planned, or as approved in advance and in writing by the Purchaser;

          (f) the Vendor will cause the Company to perform all its material obligations under the debt and lease instruments and other arrangements relating to or affecting the assets;

          (g) the Vendor will not permit the Company to enter into any new, or to amend any existing, lease agreement other than renewals of existing leases in the ordinary course of business and on the terms not materially less favourable to the Company than the terms of its existing leases and equipment leases entered into the ordinary course of business, except as previously planned and made known to Purchaser, or as approved in advance and in writing by the Purchaser;

          (h) the Vendor will cause the Company to keep in effect its present insurance policies or comparable insurance coverage; and

          (i) the Vendor will cause the Company to use its best efforts to maintain and preserve its business organisation, retain its present employees, and to maintain its relationships with suppliers, customers, and others having business relations with the Vendor.

     4.2  Basis of warranties

          (a) Each of the Warranties is without prejudice to any other warranty or undertaking and, except where expressly stated, no Warranty contained in this option to purchase share agreement governs or limits the extent or application of any other Warranty.

          (b) Each of the Warranties is deemed to be given as at the date of this option to purchase share agreement and to be repeated immediately before Completion in relation to the facts then existing.

     4.3  Rights & remedies

          The rights and remedies of the Purchaser in respect of any breach of the Warranties will not be affected by -

          (a)  Completion;

          (b) any investigation made by or on behalf of the Purchaser into the affairs of the Company;

          (c) any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release; or

          (d) any information the Purchaser may have received or been given or have actual implied or constructive notice of prior to the date of this option to purchase share agreement.

     4.4  Due inquiry

          Vendor undertakes that in relation to any Warranty which refers to the knowledge, information or belief of the Vendor, that the Vendor has made full inquiry into the subject matter of that Warranty.

     4.5  Disclosure prior to completion

          The Vendor must promptly disclose in writing to the Purchaser any event or circumstance, which arises or becomes known to the Vendor after the date of this option to purchase share agreement and prior to Completion, which is inconsistent with any of the Warranties, or which might be material to be known by a purchaser for value of the Sale Shares.

5    UNDERTAKINGS
     ------------

     5.1  Undertakings

          Upon execution of this option to purchase share agreement, the Vendor must not do and must ensure none of the Connected Persons does, directly or indirectly, any of the following without first obtaining the written consent of the Purchaser: carry on (whether alone or in partnership or joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business which uses or includes as any part of its corporate or business name, the words 'SchmArt Technologies', other than in respect of or through the Company itself.

     5.2  Injunction

          The Vendor acknowledges that monetary damages would not be adequate compensation to the Purchaser for the Vendor's breach of either clauses 5.1 or 6.1 and that the Purchaser is entitled to seek an injunction from a court of competent jurisdiction.

6    CONFIDENTIALITY AND ANNOUNCEMENTS
     ---------------------------------

     6.1  Confidentiality

          (a) Each party must treat as strictly confidential all information received or obtained as a result of entering into or performing this option to purchase share agreement which relates to the provisions or subject matter of this option to purchase share agreement, to any other party to this option to purchase sale agreement or the negotiations relating to this option to purchase share agreement.

          (b) Each party must use its reasonable endeavours to cause all of its directors, officers, employees and agents who have or are likely to have access to all such information as referred to in clause 6.1(a), to observe all the obligations of confidentiality under this clause 6.

7    COSTS AND EXPENSES
     ------------------

     7.1  Costs

          Each party will bear its own costs and expenses incurred in the preparation, execution and implementation of this option to purchase share agreement.

     7.2  Stamp duty

          The Purchaser will pay all stamp and other transfer duties and registration fees applicable to any document to which it is a party and which arise as a result of or in consequence of this option to purchase share agreement.

8    NOTICES
     -------

     8.1  How notices may be given

          A notice, request, demand, consent or approval (each a notice) under this option to purchase share agreement:

          (a)  must be in writing;

          (b) may be signed for the party giving it by the party's authorized officer, attorney or solicitor;

          (c) may be delivered personally to the person to whom it is addressed, or left at or sent by prepaid post to the person's address stated on page 1 of this option to purchase share agreement or by facsimile.

     8.2  When notice taken as given

          A notice is taken as given by the sender and received by the intended recipient:

          (a) if delivered by hand or courier prior to 5.00 p.m. on a business day (which expression means a business day in Texas, U.S.), at the time of delivery to the addressee or, if delivered by hand or courier at any other time, at 9.00 a.m. on the next business day following the date of delivery to the addressee;

          (b) if sent by mail on the 3rd business day falling after the date of posting; or

          (c) if transmitted by way of facsimile transmission prior to 5.00 p.m. on a business day, at the time of transmission, or if transmitted by way of facsimile transmission at any other time, at 9.00 a.m. on the next business day following the date of such transmission.

          References to time are to time in Texas, U.S.

     8.3  Proof

          In providing the giving of a notice or any other document under or in respect of this option to purchase share agreement it shall be sufficient to show -

          (a) in the case of mail that the notice or other document was duly addressed and posted; or

          (b) in the case of facsimile transmission, that the notice or other document was duly transmitted from the despatching terminal as evidenced by a transmission report generated by the despatching terminal.

     8.4  Change of address or fax number

          A party may change its address or fax number for notices by giving notice to the other party.

9    TERMINATION
     -----------

     9.1  Vendors' right to terminate

          The Vendor may, at any time while such default subsists, give a Notice of Termination to the Purchaser in the event that the Purchaser defaults in the satisfaction of the Consideration in accordance with the provisions of this option to purchase share agreement.

     9.2  Purchaser's right to terminate

          The Purchaser may, at any time while such default subsists, give a Notice of Termination to the Vendor in the event that there has been any material event, matter or circumstance which is inconsistent with, contrary to or otherwise a material breach of the Warranties or the provisions of this option to purchase share agreement.

     9.3  Termination in event of bankruptcy

          The Purchaser may, at any time, give a Notice of Termination to the Vendor if -

          (a) the Vendor or any of the Other Shareholders is or becomes, or is adjudicated or found to be, bankrupt; or

          (b) a distress, attachment or execution is levied or enforced upon, any part of the assets or undertaking of the Vendor or any of the Other Shareholders.

     9.4  Consequences of termination

          (a) In the event of a Notice of Termination being duly given under the provisions of clause 9.1, clause 9.2, or clause 9.3 -

               (1) the Purchaser must, within seven days from the Notice of Termination, return all documents, if any, delivered to them by or on behalf of the Vendor to the Vendor;

               (2) the Vendor must, within seven days from the Notice of Termination, return all documents, if any, delivered to them by or on behalf of the Purchaser and return any part of the Option Consideration received by or on behalf of the Vendor to the Purchaser.

     9.5  Post-termination

          Following the giving of a Notice of Termination under any of the provisions of this option to purchase share agreement, and complete performance of the obligations under clause 9.4 and subject to clause 10, neither party will have any further obligation under this option to purchase share agreement to the other party.

10   INDEMNIFICATION OF PURCHASER
     ----------------------------

          a. For a period of two years from and after Completion, Vendor hereby agrees to indemnify, defend, and hold harmless Purchaser and its partners, officers, employees, advisors, affiliates, agents, representatives and assigns (the "Purchaser Indemnitees") from and against any and all liabilities, penalties, damages, losses, claims, costs, and expenses (including reasonable attorneys fees and expenses for the defense of any claim which, if proved, would give rise to an obligation of indemnity hereunder, notwithstanding that such claim may be settled prior to final judgment) arising out of or resulting directly or indirectly from (a) breach, falsity, inaccuracy, incompleteness or misleading nature of any warranty, representation or covenant by Vendor contained in this option to purchase share agreement; or (b) nonperformance of any obligations or covenants on the part of Vendor under this option to purchase share agreement (each hereafter a "Claim").

          b. Notwithstanding anything herein to the contrary, the maximum amount that the Vendor shall be obligated to pay in respect of any and all obligations of indemnity under this clause 10 shall be equal to the sum of USD$150,000. In addition, a Claim shall not be brought by Purchaser under or pursuant to this clause 10, unless either (i) the amount of that Claim exceeds USD$10,000, or (ii) the aggregate amount of all Claims (whether reimbursed or unreimbursed, and including both theretofore made and any Claims then being made) exceeds USD$10,000.

11   GENERAL
     -------

     11.1 Entire Agreement

          This option to purchase share agreement -

          (a) constitutes the entire agreement and understanding between the parties with respect to the matters dealt with in this option to purchase share agreement;

          (b) supersedes any other agreement, letters, correspondence (oral or written or expressed or implied) entered into prior to this option to purchase share agreement in respect of the matters dealt with in this option to purchase share agreement; and

          (c) was not entered into by the parties in reliance of any agreement, understanding, warranty or representation of any party not expressly contained or referred to in this option to purchase share agreement.

     11.2 Execution

          The execution of this option to purchase share agreement by or on behalf of a party shall constitute an authority to the solicitors acting for that party in connection with this option to purchase share agreement to deliver and date it on behalf of that party.

     11.3 Effective date

          This option to purchase share agreement will take effect on the date entered on the first page of this option to purchase share agreement irrespective of the diverse dates upon which the respective parties may have executed this option to purchase share agreement.

     11.4 Amendments & additions

          No amendment, variation, revocation, cancellation, substitution or waiver of, or addition or supplement to, any of the provisions of this option to purchase share agreement shall be effective unless it is in writing and signed by both of the parties.

     11.5 Successors & assigns

          This option to purchase share agreement will be binding upon and inure for the benefit of the respective heirs, personal representatives, successors-in-title or permitted assigns, as the case may be, of the parties.

     11.6 No Partnership or agency

          The provisions of this option to purchase share agreement will not be construed or taken to constitute -

          (a)  a partnership between the parties;

          (b)  either party to be the agent of the other party; or

          (c) an authority to either party to represent or bind or pledge the credit of the other party in any way.

     11.7 Invalidity & severability

          If any provision of this option to purchase share agreement is or may become under any written law, or is found by any court or administrative body or competent jurisdiction to be, illegal, void, invalid, prohibited or unenforceable then -

          (a) such provision will be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability;

          (b) the remaining provisions of this option to purchase share agreement will remain in full force and effect; and

          (c) the parties must use their respective best endeavours to negotiate and agree a substitute provision which is valid and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, prohibited or unenforceable term, condition, stipulation, provision, covenant or undertaking.

     11.8 Time of the essence

          Time wherever mentioned is of the essence of this option to purchase share agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be agreed in writing between the parties be substituted for them.

     11.9 Knowledge & acquiescence

          Knowledge or acquiescence by any party of, or in, any breach of any of the provisions of this option to purchase share agreement will not operate as, or be deemed to be, a waiver of such provisions and, notwithstanding such knowledge or acquiescence, such party will remain entitled to exercise its rights and remedies under this option to purchase share agreement, and at law, and to require strict performance of all of the provisions of this option to purchase share agreement.

     11.10 Rights & remedies

          The rights and remedies provided in this option to purchase share agreement are cumulative, and are not exclusive of any rights or remedies of the parties provided at law or in equity, and no failure or delay in the exercise or the partial exercise of any such right or remedy or the exercise of any other right or remedy will affect or impair any such right or remedy.

     11.11 Governing Law; Arbitration.

          This option to purchase share agreement shall be governed in all respects in conformity with the intent of the parties as expressed in the provisions of this option to purchase share agreement. To the extent any issue between the parties is not controlled by this Agreement, then any dispute between the parties shall be governed and construed in accordance with the laws of the State of Texas, U.S. without regard to its choice of law principles. UNLESS THIS AGREEMENT SPECIFICALLY PROVIDES FOR ANOTHER TYPE OF DISPUTE RESOLUTION WITH RESPECT TO A PARTICULAR KIND OF DISPUTE, ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS OPTION TO PURCHASE SHARE AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by the Purchaser, one of whom shall be selected by the Vendor, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas.


--------------------------------------------------------------------------------

Schedule 1 - Corporate particulars


     1.   Registered number                   655264-W

     2.   Date of Incorporation               8th June 2004

     3.   Address of registered office        Unit 920, 9th Floor, Block A,
                                              Damansara Intan, No.1, Jalan SS
                                              20/27, 47400 Petaling Jaya,
                                              Selangor Darul Ehsan

     4.   Authorized share capital            RM500,000.00 divided into 500,000
                                              ordinary shares of RM1.00 each

     5.   Issued share capital                RM210,000.00 divided into 210,000
                                              ordinary shares of RM1.00 each

     6.   Directors                           Yong Choy Lin @ Yong Chai Lin (F);
                                              Mohamed Ghazali Bin Ismail; and
                                              Zuriati Binti Mohamed Yusoff

     7.   Shareholders                        Yong Choy Lin @ Yong Chai Lin 30%

                                              Mohamed Ghazali Bin Ismail 60%
                                              (held on trust for Yong Choy Lin)

                                              Edwin Pang Loo Chee 10% (held on
                                              trust for Yong Choy Lin)

     8.   Secretary                           Rebecca Yu (MAICSA 0829744)

     9.   Accounting reference date           31st December

--------------------------------------------------------------------------------
Schedule 2 - Warranties

I.   The Vendor

     A.   Capacity

          (1) The Vendor has the requisite power and authority to enter into and perform this option to purchase share agreement.

          (2) This option to purchase share agreement constitutes and imposes valid legal and binding obligations on the Vendor and is fully enforceable in accordance with its terms.

          (3) The Vendor has not entered into any prior option to purchase share agreement with any party to dispose of the Sale Shares of which the said agreement is still valid and subsisting.

II.  Shares and Capital

     A.   Title

          The Vendor is the beneficial owner of all the Sale Shares. The registered owners of the Sale Shares are as follows :

          Registered Owners                                       Sale Shares
          -----------------                                       -----------

          Mohamed Ghazali Bin Ismail (NRIC : 490302-11-5041)          126,000
          holding on trust for the Vendor

          Vendor                                                       63,000

          Edwin Pang Loo Chee (NRIC : 660224-04-5173)                  21,000
          holding on trust for the Vendor

          The Sale Shares are free of all Security Interests other than described above.

     B.   Issued capital

          The Sale Shares constitute 100% of the total issued and paid up capital of the Company.

     C.   Capital

          The authorised capital of the Company is RM500,000.00 divided into 500,000 ordinary shares of RM1.00 each. The amount of issued and paid up capital is RM210,000.00 divided into 210,000 ordinary shares of RM1.00 each.

     D.   Fully paid

          The Sale Shares are fully paid and no money is owing to the Company in respect of them.

III. Company

     A.   Corporate existence

          The Company -

          (1)  is a private limited company; and

          (2)  has the power to own its assets and carry on its business.

     B.   Compliance with constituent documents

          The business affairs of the Company have been conducted in accordance with the constitution of the Company.

IV.  Corporate matters

     A.   Insolvency of the Company

          (1) No order has been made, no resolution has been passed, no petition presented, no meeting convened for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and the Company has not been a party to any transaction which could be avoided in a winding up.

          (2) No administration order has been made and no petition for one has been presented in respect of the Company.

          (3) No receiver or administrative receiver has been appointed in respect of the Company or any of its assets.

          (4)  The Company :

               (a) is not insolvent,

               (b) has not failed and is able to pay, and has a reasonable prospect of being able to pay, any of its debts as they fall due,

               as those expressions are defined in section 218 of the Companies Act 1965.

          (5) The Company has not made or proposed any arrangement or composition with its creditors or any class of them.

          (6) No distress, execution or other process has been levied on any of the Company's assets or action taken to repossess goods in the possession of the Company.

          (7) No unsatisfied judgment is outstanding against the Company and no demand has been served on the Company under section 218 of the Companies Act.

V.   Information

     B.   Accuracy and adequacy of information

          (1) The information contained in schedules to this option to purchase share agreement is accurate and complete.

          (2) All written information supplied to the Purchaser or its advisers by or on behalf of the Vendor or any of their advisers or by the Company is complete and accurate and is not misleading because of any omission or ambiguity or for any other reason and where information is expressed as an opinion, it is truly and honestly held and not given casually, recklessly or without due regard for its accuracy.

          (3) So far as the Vendor is aware, there is no fact or circumstance relating to the business and affairs of any of the Company which, if disclosed to the Purchaser or any of its advisers, might reasonably be expected to influence the decision of the Purchaser to purchase the Sale Shares on the terms contained in this option to purchase share agreement and which has not been so disclosed.

VI.  Accounts

     A.   Basis of preparation

          The Accounts -

          (1) have been prepared in accordance with current standard accountancy practices applicable to a Malaysian company;

          (2) show a true and fair view of the financial position and the assets and liabilities of the Company at the Accounts Date;

          (3)  are not affected by any unusual or non-recurring item;

          (4) take account of all gains and losses, whether realised or unrealised arising from any transaction; and

          (5) include all reserves and provisions for taxation that are necessary to cover all Tax liabilities of the Company in respect of any period up to the Accounts Date.

B.   Management Accounts

     The management accounts fairly reflect the trading position of the Company as at the date and for the period to which they relate and are not affected by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known by the Vendor rendering Profits or losses for the period covered exceptionally high or low.

C.   Position since Accounts Date

     Since the Accounts Date -

     (1) the Company's business has been conducted in the ordinary course of business and in a proper and efficient manner;

     (2) the Company has not incurred any liabilities other than in the ordinary course of business; and

     (3) there has been no material adverse change affecting the business, the assets of the Company, or the financial or trading position or prospects of the Company.

VII. Properties

     The Company has no interest in land.

VIII. Financial

     A.   Financial commitments and borrowings

          (1) The Company is not a party to, nor has it agreed to enter into, any lending, or purported lending, agreement or arrangement (other than agreements to give credit in the ordinary course of its business).

          (2) The Company is not exceeding any borrowing limit imposed upon it by its bankers, other lenders, its articles of association or otherwise nor has the Company entered into any commitment or arrangement which might lead it so to do.

          (3) No event has occurred or been alleged which is or, with the passing of any time or the giving of any notice, certificate, declaration or demand, would become an event of default under, or breach of, any of the terms of any loan capital, borrowing or financial facility of the Company or which would entitle any person to call for repayment prior to normal maturity.

          (4) The Company is not, nor has it agreed to become, bound by any guarantee, indemnity, surety or similar commitment.

IX.  Trading and contracts

     A.   Contracts and commitments

          (1) The Company is not a party to any agreement, arrangement or commitment which -

               (a) has or is expected to have material consequences in terms of expenditure or revenue;

               (b) relates to matters outside its ordinary business or was not entered into on arms' length terms;

               (c) constitutes a commercial transaction or arrangement which deviates from the usual pattern for it;

               (d) can be terminated in the event of any change in the underlying ownership or control of it or would be materially affected by such change;

               (e)  cannot readily be fulfilled or performed by it on time; or

               (f) cannot be terminated, without giving rise to any liabilities on it, by it giving three months' notice or less.

               however, the Purchaser and Company will enter into a Management Agreement on or about the date of this option to purchase share agreement.

     B.   Litigation and disputes

          (1) Except for actions to recover any debt incurred in the ordinary course of the business owed to the Company -

               (a) neither the Company nor any person for whose acts the Company may be liable is engaged in any litigation, arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise;

               (b) no litigation, arbitration, administrative or criminal proceedings by or against the Company or any person for whose acts it may be liable are threatened or expected and, as far as the Vendor are aware, none are pending; and

               (c) there are no facts or circumstances likely to give rise to any litigation, arbitration, administrative or criminal proceedings against the Company or any person for whose acts it may be liable.

          (2) The Company is not subject to any order or judgment given by any court or governmental or other authority, department, board, body or agency or has not been a party to any undertaking or assurance given to any court or governmental or other authority, department, board, body or agency which is still in force.

X.   Assets

     A.   Charges and encumbrances over assets

          (1) Save as described in paragraph II(A) above, no option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity (Security Interest) on, over or affecting the shares or the whole or any part of the undertaking or assets of the Company, including any investment in any other company, is outstanding and, apart from this option to purchase share agreement, there is no agreement or commitment to give or create any of them and no claim has been made by any person to be entitled to any of them.

          (2) The Company has not received notice from any person intimating that it will enforce any security which it may hold over the asset of the Company, and there are no circumstances likely to give rise to such a notice.

XI.  Intellectual Property

          (1) No licences, registered user or other rights have been granted or agreed to be granted by the Company to any person in respect of any Intellectual Property.

          (2) Except in the ordinary course of business and on a confidential basis, no disclosure has been made of any of the confidential information, know-how, technical processes, financial or trade secrets or customer or supplier lists or information of the Company (Proprietary Rights).

          (3) The Company's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceedings have been instituted against or notices received by the Company that are presently outstanding alleging that the Company's use of its Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

XII. Employment

     A.   Industrial relations

          (1) The Company is not a party to any contract, agreement or arrangement with any trade union or other body or organisation representing any of its employees.

          (2) The Company has in relation to its employees and former employees complied with all conditions of service, customs and practices and, where relevant, all collective agreements and recognition agreements for the time being.

          (3) No dispute has arisen between the Company and a material number or category of its employees nor are there any present circumstances known to the Vendors which are likely to give rise to any such dispute.

XIII. Taxation

          (1) The Company has at all times been resident for Tax purposes in Malaysia, which is the only country whose Tax Authorities seek to charge tax on the Profits of the Company.

          (2) Any Tax arising under any Taxation payable in respect of any transaction, income or asset of the Company will be paid.




--------------------------------------------------------------------------------


IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.








Signed by                        )
                                 )
YONG CHOY LIN @ YONG CHAI LIN    )
                                 )
presence of :-                   )           -----------------------------------
                                             YONG CHOY LIN @ YONG CHAI LIN

AGREED TO PRO FORMA:

Signed by                        )
                                 )
MOHAMED GHAZALI BIN ISMAIL       )
                                 )
presence of :-                   )           -----------------------------------
                                             MOHAMED GHAZALI BIN ISMAIL




Signed by                        )
                                 )
EDWIN PANG LOO CHEE              )
                                 )
presence of :-                   )           -----------------------------------
                                             EDWIN PANG LOO CHEE



Signed by : Michael L. Burrow    )           ENGlobal Engineering, Inc.
                                 )
ENGLOBAL Engineering Inc         )
                                 )
in the presence of :-            )           -----------------------------------
                                             By: Michael L. Burrow, Chairman of
                                             the Board